Exhibit 99.1

Gryphon Digital Mining Expands Bitcoin Mining Fleet by 22% and Evaluates Creation of a Bitcoin Strategic Reserve Designed to Strengthen Balance Sheet

Las Vegas, NV — January 27, 2025 – Gryphon Digital Mining, Inc. (Nasdaq: GRYP) (“Gryphon” or the “Company”), an innovative venture in the bitcoin and AI space dedicated to helping bring digital assets to the market, today announced the acquisition of 1,900 S19JPro series machines with an extended warranty from RepairBit LLC (“RepairBit”) at a 20% discount to market rates provided by Hashrate Index.

This purchase will increase Gryphon’s mining fleet by approximately 22%, from 8,500 to 10,400 machines, strengthening the company’s position in the bitcoin mining sector.

“This acquisition perfectly exemplifies our strategic approach – bold when transformative opportunities arrive, as with our power agreements with Wildboy and Captus, and scrappy when acquiring equipment and deploying capital,” said Steve Gutterman, CEO of Gryphon Digital Mining. “Our developing relationship with RepairBit has enabled us to secure these machines at excellent, below-market prices.”

Gryphon is also analyzing the creation of a strategic bitcoin reserve that could strengthen the Company’s Balance Sheet. Said Gutterman, “We are dedicated to advancing our core strategic initiatives by building out our power assets. We believe that adding Bitcoin to our balance sheet, if done deliberatively and with the correct structure, could assist in that. We expect to make further announcements as we complete our evaluation.”

About Gryphon Digital Mining

Gryphon Digital Mining, Inc. is an innovative venture in the bitcoin and AI space dedicated to helping bring digital assets to the market. With a talented leadership team coming from globally recognized brands, Gryphon has assembled thought leaders to improve digital asset network infrastructure. More information is available on https://gryphondigitalmining.com/

About RepairBit LLC

RepairBit is one of the largest repair and maintenance companies in North America, providing ASIC cleaning, processing, and chip-level repair as well as inventory and auditing solutions to large public and private miners. The RepairBit team consists of 90+ full-time employees (including 40+ lab technicians) and can process 30,000+ ASICs per month at its Ohio-based 60,000+ square foot facility. The RepairBit Lab is the largest lab of its kind in North America, and has certifications from MicroBT and Bitmain.

https://repairbit.io/

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the Company’s ability to use the new mining machines at the expected price and computing capacity, close the acquisition with Captus Energy and Ericsson; the total consideration for the acquisitions; the ability of the assets acquired or to be acquired to produce energy at both the cost and the volume anticipated; the results of diligence reviews; the engagement, and the results of such engagement, with regulatory bodies, First Nations, local stakeholders and norther communities; green initiatives; plans to expand the Company’s business to include AI and high performance computing; the creation of a strategic Bitcoin reserve, the funding for such a reserve, the impact of such a reserve on the balance sheet of the Company, the future financial performance of the Company; changes in the Company’s strategy and future operations; financial position; estimated revenues and losses; projected costs; prospects, plans and objectives of management; and future acquisition activity.

The forward-looking statements are based on management’s current expectations and assumptions about future events and financial results and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Gryphon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Gryphon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Gryphon. In addition, Gryphon cautions you that the forward-looking statements contained in this press release are subject to the risks set forth in our filings with the Securities and Exchange Commission (the “SEC”), including the section titled “Risk Factors” in the Annual Report on Form 10-K filed with the SEC by Gryphon on April 1, 2024, as updated by the Company’s subsequent filings.

INVESTOR CONTACT:

Name: James Carbonara

Company: Hayden IR

Phone: (646)-755-7412

Email: james@haydenir.com

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